                                                                 EXHIBIT (C)(3)


                         [adams, harkness & hill logo]

                                  PROJECT ELBOW

                                 PRESENTATION TO
                            THE SPECIAL COMMITTEE OF
                             THE BOARD OF DIRECTORS

                                OCTOBER 24, 2001

IMPORTANT DISCLAIMER


This document has been prepared by Adams, Harkness & Hill, Inc. ("AH&H") as part of a presentation being made to the Special Committee of the Board of Directors of ELBOW (the "Special Committee") in support of our opinion as to the fairness of the cash consideration to the shareholders of ELBOW, from a financial point of view and as of the date hereof, pursuant to the draft of the Merger Agreement and Plan of Merger ("Merger Agreement") dated October 24, 2001, in the proposed acquisition by SHOULDER (the "Transaction"). It is our understanding that the final draft of the Merger Agreement will not differ in any material way from the draft we have reviewed.

The material in this document and all analyses contained herein are confidential and have been developed solely for the use of the Special Committee in connection only with the Transaction. Any use of this material or the analyses contained herein for any other purpose (including the evaluation of any proposed transaction other than the Transaction) or any other publication of this material or the analyses contained herein without the express written consent of AH&H is strictly prohibited.

In connection with our activities, AH&H received and reviewed historical and projected operating results and related business and financial information of ELBOW as developed by ELBOW management, and held limited discussions with members of the management and the Special Committee regarding this information. In connection with the analyses contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of the properties or assets of ELBOW.

Several analytical methodologies have been employed herein and no one method of analysis should be emphasized disproportionately or regarded as critical to the overall conclusion that we have reached. Each analytical method has inherent strengths and weaknesses, and the nature of the available information may further affect the value of a particular method. The conclusions that we have reached are based on all the analyses and factors presented herein taken as a whole and also on the application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the individual value or merit of any one or more parts of the material that follows. Our only opinion is contained in the formal written opinion delivered to the Special Committee as to the fairness of the cash consideration to the shareholders of ELBOW, from a financial point of view, and as of the date hereof, in connection with the Transaction. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon prevailing market, economic and other conditions that exist and can be evaluated as of the date of this document, and on information available to AH&H as of the date hereof.



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 3
          Confidential Materials - Prepared for ELBOW Special Committee

TABLE OF CONTENTS


SECTION A         TRANSACTION OVERVIEW

                  -  Transaction Structure
                  -  Chronology of Events & Process
                  -  Stock Price Performance

SECTION B         FAIRNESS OPINION COMPONENTS AND METHODOLOGY

                  -  Comparable Firms Analysis
                  -  Precedent Transactions Analysis
                  -  Asset Value/Liquidation Analysis
                  -  Potential Acquirer Market Test
                  -  Additional Valuation Considerations

EXHIBIT I         VOLUME AT PRICE HISTOGRAMS

EXHIBIT II        SELECTED CAPITAL MARKET STATISTICS

EXHIBIT III       SMALL-CAP PEER GROUP PROFILES



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 4
          Confidential Materials - Prepared for ELBOW Special Committee

SECTION A
TRANSACTION OVERVIEW

TRANSACTION OVERVIEW
TRANSACTION STRUCTURE

   THE FOLLOWING ANALYSIS IS BASED ON THE INFORMATION CONVEYED IN THE MERGER
        AGREEMENT AND PLAN OF MERGER ENTERED INTO AS OF OCTOBER 25, 2001
                        BY AND AMONG ELBOW AND SHOULDER.

-  OVERVIEW OF PROPOSED ACQUISITION STRUCTURE:

   - SHOULDER WILL COMPLETE A MANAGEMENT BUY-OUT FOR EACH ISSUED AND OUTSTANDING SHARE OF ELBOW COMMON STOCK NOT HELD BY SHOULDER PRINCIPALS

   -  THE TRANSACTION WILL BE A TAXABLE REVERSE MERGER AND WILL BE STRUCTURED
      AS A:

      -  PURCHASE FOR ACCOUNTING PURPOSES

      -  TAXABLE TRANSACTION

   - UPON SPECIAL COMMITTEE RECOMMENDATION AND APPROVAL BY THE BOARD, SHAREHOLDER APPROVAL WILL BE SOLICITED BY PROXY

   - SHAREHOLDER APPROVAL WILL REQUIRE A "MAJORITY OF THE SHARES HELD BY THE PUBLIC"

   - AS OF THE EFFECTIVE TIME OF THE MERGER, EACH ISSUED AND OUTSTANDING SHARE OF ELBOW COMMON STOCK NOT ALREADY HELD BY SHOULDER PRINCIPALS SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE CASH CONSIDERATION OF $2.70 ("MERGER PRICE")

   - IN AGGREGATE, SHOULDER WILL PAY APPROXIMATELY $21.7 MILLION FOR THE SHARES HELD BY THE PUBLIC SHAREHOLDERS



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 5
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
TRANSACTION SCHEMATIC


STEP ONE: ELBOW ENTERS INTO A MERGER AGREEMENT WITH SHOULDER, WITH THE MERGER SUBJECT TO APPROVAL AT A SPECIAL SHAREHOLDERS' MEETING, SOLICITED BY PROXY, BY THE MAJORITY OF THE PUBLIC SHAREHOLDERS.

STEP TWO: UPON CLOSING, THE CAPITAL STOCK OUTSTANDING OF ELBOW NOT ALREADY OWNED BY SHOULDER IS TRANSFERRED TO SHOULDER AND CANCELLED. SHOULDER TRANSFERS A RIGHT TO RECEIVE CASH TO ELBOW SHAREHOLDERS IN A TRANSACTION TAXABLE TO ELBOW SHAREHOLDERS. CONCURRENT WITH CLOSING, CASH IS DISTRIBUTED TO THE PUBLIC SHAREHOLDERS OF ELBOW.

STEP THREE: THE CORPORATE EXISTENCE OF SHOULDER CEASES, AND ELBOW CONTINUES AS OWNED BY THE SHOULDER SHAREHOLDERS.


                                    [GRAPH]



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 6
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
IMPORTANT TERMS & CONDITIONS


-  TREATMENT OF ELBOW COMPANY OPTIONS

   -  EACH OPTION TO PURCHASE ELBOW COMMON STOCK SHALL BECOME IMMEDIATELY VESTED

   - EACH OPTION TO PURCHASE ELBOW COMMON STOCK IN THE MONEY SHALL BE IMMEDIATELY CONVERTED INTO THE RIGHT TO RECEIVE CASH FOR THE DIFFERENCE BETWEEN THE MERGER PRICE AND THE EXERCISE PRICE

   - EACH OPTION TO PURCHASE ELBOW COMMON STOCK NOT IN THE MONEY SHALL BE TERMINATED

-  SUPERIOR ACQUISITION PROPOSAL

   - IF THE BOARD OF DIRECTORS RECEIVES A SUPERIOR ACQUISITION PROPOSAL FROM ANOTHER INTERESTED PARTY, THE BOARD MAY WITHDRAW, AMEND OR MODIFY ITS RECOMMENDATION UNDER THE FOLLOWING CONDITIONS:

         -  ELBOW must give at least 24 hours notice before taking any action

         -  ELBOW will disclose only new bidder's identity to SHOULDER

         - In the event, (a) the Board accepts a Superior Acquisition Proposal or (b) withdraws its support for the SHOULDER proposal, SHOULDER is entitled to a break-up fee of $1,679,100 (5% of the total Transaction Value)

-  TERMINATION

   - DEAL MAY BE TERMINATED BY EITHER PARTY IN THE EVENT IT IS NOT CONSUMMATED BY 02/28/02



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 7
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
CHRONOLOGY OF EVENTS & PROCESS


- JUNE 2000       - SECOND CLASS-ACTION LAWSUIT FILED AGAINST ELBOW AND ITS
                    OFFICERS AND DIRECTORS

                  - ADOPTION OF THE STOCK REPURCHASE PLAN

- DECEMBER 2000   - ELBOW CHANGES ITS NAME FROM SMITH-GARDNER ASSOCIATES

- MARCH 2001      - GARY HEGNA RESIGNED AS CHAIRMAN OF THE BOARD AND CHIEF
                    EXECUTIVE OFFICER
                  - WILBURN SMITH APPOINTED CHAIRMAN OF THE BOARD

- APRIL 2001      - ELBOW MANAGEMENT DIRECTED A MARKET TEST TO BE CONDUCTED BY
                    AN EMPLOYEE

                  - FOUR INDICATIONS OF INTEREST THAT DID NOT MATERIALIZE INTO
                    FORMAL OFFERS

- JUNE 2001       - RAYMOND JAMES HIRED TO EXPLORE STRATEGIC ALTERNATIVES
                  - SPECIAL COMMITTEE OF BOARD OF DIRECTORS ESTABLISHED

- AUGUST 2001     - SHOULDER EXPRESSES A PRELIMINARY INDICATION OF INTEREST IN
                    MAKING AN OFFER TO TAKE ELBOW PRIVATE AT $2.75 PER SHARE, SUBJECT TO SHOULDER RECEIVING A RIGHT OF FIRST REFUSAL IF ELBOW RECEIVES A COMPETING BID
                  - SPECIAL COMMITTEE RETAINS TESTA, HURWITZ & THIBEAULT AS
                    LEGAL ADVISORS AND ADAMS, HARKNESS & HILL AS FINANCIAL ADVISORS.

- SEPTEMBER 2001  - SHOULDER LOWERS OFFER TO $2.20 - SPECIAL COMMITTEE COUNTERS
                    AT $2.70 PER SHARE, BUT REJECTS RIGHT OF FIRST REFUSAL

- OCTOBER 2001    - DRAFTING OF DEFINITIVE AGREEMENT BEGINS
                  - NEGOTIATIONS CONTINUE ON CERTAIN TERMS, SUCH AS THE RIGHT
                    OF FIRST REFUSAL



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 8
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE


                                            Historical                       Forecast              Projected

                                    1999                  2000                  2001                  2002
                                ------------          ------------          ------------          ------------
Total Revenue                   $ 46,598,000          $ 45,616,000          $ 27,484,929          $ 30,324,186

Cost of Goods Sold                22,544,000            25,301,000            15,504,001            15,753,754
                                ------------          ------------          ------------          ------------

Gross Margin                      24,054,000            20,315,000            11,980,928            14,570,432

Operating Expenses                17,067,000            23,823,000            22,747,408            18,565,964
                                ------------          ------------          ------------          ------------

Operating Income                   6,987,000            (3,508,000)          (10,766,480)           (3,995,532)

Interest Income                    1,584,000             2,299,000             1,699,218             1,230,514
                                ------------          ------------          ------------          ------------

Pretax Income                      8,571,000            (1,209,000)           (9,067,262)           (2,765,018)

Provision for Income Tax          (3,048,000)             (375,000)            1,859,460                    --
                                ------------          ------------          ------------          ------------

Net Income                      $  5,523,000          $ (1,584,000)         $ (7,207,802)         $ (2,765,018)
                                ============          ============          ============          ============

Gross Margin                            51.6%                 44.5%                 43.6%                 48.0%
Operating Margin                        15.0%                 -7.7%                -39.2%                -13.2%


Note: All projections provided by ELBOW management

                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                          Page 9
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

                                                                    HISTORICAL                              2001

                                                              1999              2000            03/31/01          06/30/01
                                                          ------------      ------------      ------------      ------------
CURRENT ASSETS:
   CASH AND EQUIVALENTS                                   $ 39,245,784      $ 36,826,743      $ 38,685,000      $ 37,769,000
   ACCOUNTS RECEIVABLE, NET                                  8,425,232         7,054,624         3,211,000         3,400,000
   INCOME TAX RECEIVABLE                                       382,246         1,994,535         2,119,000         1,742,000
   INVENTORY                                                   275,022           313,568            33,000           189,000
PREPAID EXPENSES AND OTHER CURRENT ASSETS                      597,185           534,424         1,001,000           779,000
DEFERRED TAXES                                                 554,243           819,503           571,000           595,000

      TOTAL CURRENT ASSETS                                $ 49,479,712      $ 47,543,397      $ 45,620,000      $ 44,474,000

PROPERTY AND EQUIPMENT, NET                                  1,878,988         2,811,851         2,871,000         2,771,000
OTHER ASSETS                                                   108,831           210,733           191,000           148,000

TOTAL ASSETS                                              $ 51,467,531      $ 50,565,981      $ 48,682,000      $ 47,393,000

CURRENT LIABILITIES:
   ACCOUNTS PAYABLE AND ACCRUED EXPENSES                  $  5,428,509      $  4,767,489      $  4,060,000      $  3,785,000
   DEFERRED REVENUE                                            658,979           728,977         2,035,000         1,703,000
   CURRENT PORTION OF CAPITAL LEASE OBLIGATIONS                 57,446            31,271            31,000            33,000

      TOTAL CURRENT LIABILITIES                           $  6,144,934      $  5,527,737      $  6,126,000      $  5,521,000

CONVERTIBLE DEBT                                                    --
ACCRUED INTEREST PAYABLE                                            --
CAPITAL LEASE OBLIGATIONS, EXCLUDING CURRENT PORTION           121,607           114,823           107,000            98,000
DEFERRED TAXES                                                  38,850           167,471           170,000           172,000

      TOTAL LIABILITIES                                   $  6,305,391      $  5,810,031      $  6,403,000      $  5,791,000

TOTAL STOCKHOLDERS' EQUITY                                  45,162,140        44,755,950        42,279,000        41,602,000

TOTAL LIABILITIES                                         $ 51,467,531      $ 50,565,981      $ 48,682,000      $ 47,393,000




                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 10
          Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
ELBOW SHARE PRICE PERFORMANCE - ONE YEAR


                                    [CHART]


-------------------------------------------       ---------------------------
Period High                        $   4.05       10-day average     $  1.54
Period Low                         $   1.19       20-day average     $  1.48
Close                10/22/2001    $   1.51       30-day average     $  1.46
Average Volume                       54,437       60-day average     $  1.44
                                                  90-day average     $  1.47
-------------------------------------------       ---------------------------


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 11
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
ELBOW SHARE PRICE PERFORMANCE - SINCE IPO


                                    [CHART]


---------------------------------------------      ------------------------
Period High                         $   22.63      10-day average    $ 1.54
Period Low                          $    1.26      20-day average    $ 1.48
Close                 10/22/2001    $    1.51      30-day average    $ 1.46
Average Volume                        139,574      60-day average    $ 1.45
                                                   90-day average    $ 1.47
---------------------------------------------      ------------------------


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 12
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
ELBOW INDEXED PERFORMANCE VERSUS INDICES - ONE YEAR


                                    [CHART]


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 13
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
ELBOW INDEXED PERFORMANCE VERSUS COMP GROUP - ONE YEAR


                                    [CHART]


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 14
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
FORM 13 FILERS (SOURCE: BLOOMBERG)


Top 16 Holders                           Shares Held       % Outstanding
---------------------------------        -----------       -------------
Allan J. Gardner                          2,175,000            17.44%
Wilburn W. Smith                          2,150,000            17.24%
Taunus Corporation                          271,200            2.175%
Franklin Advisors                            32,600            0.261%
Aon Advisors                                 30,000            0.241%
Brown Brothers                               20,000            0.160%
Dimensional Fund                             17,900            0.059%
Fidelity Management                          13,100            0.105%
Northern Trust                               10,680            0.086%
Barclays Global                               6,000            0.048%
Merrill Lynch                                 5,057            0.041%
Bridgeway Capital                             4,000            0.032%
Sentry Investment Management                  3,845            0.031%
Wilshire Association                            700            0.006%
John A. Marrah                                  500            0.004%
T. Rowe Price                                   400            0.003%

----------------------------------------------------------------------
Of Total Shares Outstanding               4,740,982            37.94%
----------------------------------------------------------------------


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 15
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
DRIVERS OF ELBOW SHARE PRICE PERFORMANCE

            ELBOW's common stock price is hampered by the following factors

-        Illiquidity - ELBOW's stock "trades by appointment"

         - Market capitalization for the last twelve months has never exceeded $44.2M

         -        Average daily trading volume for the last twelve months is
                  54,437

         - Public float of 8.14 million shares with 20-day average aggregate value of $12.08 million (based on 20-day average closing price of $1.48)

         -        Approximately 35% of the common stock is held by insiders

         -        Approximately 3% of the common stock is held by institutions

-        Lack of institutional Coverage

         -        Currently no industry analysts cover ELBOW

-        General Equity Market and Industry Conditions

         - Prior to September 11th, the NASDAQ was down 31% since January 1, 2001; the Dow Jones Industrial Average was down 11% for the same period

         - Post September 11, 2001, terrorist attacks create tremendous uncertainty

         -        Focus on large capitalization stocks within the category

         - Focus on cyclically defensive stocks in a stagnating economic environment


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 16
         Confidential Materials - Prepared for ELBOW Special Committee

TRANSACTION OVERVIEW
CAPITAL MARKETS IMPEDIMENTS


-        No economics for sell-side support

         -        Stock below $5 = no margin accounts

         - 5% spread limit = max ~$0.07/share per trade based on 20-day avg.

         - Based on average volume = approx. $4,040.71/day max (@ 54,437 shares)

-        Institutional side

         -        Micro-cap is $50 - 250/350M; Small-cap is $300M to $3.0B

         - Average position for small institution = $750K to $2.0M per name

                  -        Fidelity/Putnam average position = $2-$5M per name

         -        Requires float of > $50M

         -        Trend is getting worse, not better


   In this environment, improved operating results will have little impact on price of stock. No economic reason to buy or support issue by either side.


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 17
         Confidential Materials - Prepared for ELBOW Special Committee

SECTION B
FAIRNESS OPINION COMPONENTS
AND METHODOLOGY

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
VALUATION METHODOLOGY


In order to appropriately opine as to the fairness of the consideration to the shareholders of ELBOW, from a financial point of view, AH&H utilized the following valuation methodologies:


-        COMPARABLE COMPANY (I.E., PEER GROUP) ANALYSIS

         - Assessment of financial performance of companies possessing similar strategic and operating characteristics to ELBOW.

                  - Focus is on analysis of metric-based implied public trading values.

         - Changes in public market conditions could materially affect the valuation of ELBOW as calculated using comparable company analysis.

         - Public peer valuations reflect depressed conditions in ELBOW's vertical markets.


-        Precedent Transaction Analysis

         - Assessment of the valuations paid in recent M&A transactions for companies possessing similar strategic and operating characteristics to ELBOW.

                  - Focus is on analysis of metric-based implied values calculated using the "Enterprise Value" of the transaction compared to the target's revenues.

                  - However, Enterprise Value is inappropriate metric for direct comparison, given the amount of cash held by ELBOW and the implied value (i.e., less than zero) afforded to ELBOW's business.

         - Any assessment of precedent valuation metrics must take into account relative valuations at the time of the particular precedent transaction.

                  - Many transactions took place during a period of much higher relative valuations.


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 19
         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
VALUATION METHODOLOGY (CONTINUED)


-       ASSET VALUE/LIQUIDATION ANALYSIS

         - Assessment of the book value of the ELBOW assets - both tangible and intangible - involved in the transaction.

         - De-emphasizes a "going concern" value of the operations (which, in this case, is negative) and instead focuses on the net liquidation value of certain balance sheet items and the possible sale proceeds from the disposal of certain distinct operations

                  - In this instance, the Support and Service Operation of ELBOW

                  - Focused on calculating that minimum approximate price at which ELBOW cash is distributed fairly between SHOULDER shareholders and public shareholders

         - AH&H also assessed the costs of the proposed transaction at various per share price scenarios and calculated the implied cash value of each scenario for both ELBOW's public shareholders and SHOULDER.

         - AH&H felt that this analysis is relevant as a contributor to its conclusions, given ELBOW's current circumstances, although we are concerned about the likelihood of a successful liquidation.

-        DISCOUNTED CASH FLOW ANALYSIS

         - Assessment of present value of projected future cash flows, utilizing estimated performance forecasts.

                  - Focus is on (i) assessment of forecasts based on knowledge of industry variables and prior performance and (ii) calculation of discounted cash flow value based on selected discount rates.

                  - Discount rates based on weighted average cost of capital calculation for peer group.

         - AH&H performed a DCF analysis; however, given current state of ELBOW's business and lack of positive free cash flow through 2003 based on management's current projections, we felt that this analysis was not relevant to our opinion.


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 20
         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
SUMMARY QUANTITATIVE VALUATION

               ANALYSIS EMPLOYED                                      RANGE OF VALUATION IN $MM

                                                                    LOW         MEAN         HIGH
      Comparable Company Analysis (1)

                     LTM Revenue                                   $ 4.28       $27.74      $47.23

                     CY01 Revenue                                  $ 3.41       $22.55      $28.73

      Precedent Transaction Analysis (1), (2)                      $51.48       $56.63      $82.37

      Asset Value / Liquidation Analysis (3)                           --       $35.91          --

      Discounted Cash Flow Analysis (4)                              NMF         NMF          NMF

                                                 -------------------------------------------------
                                                 TOTAL RANGE       $19.72       $35.71      $52.78
                                                 -------------------------------------------------

      52 Week Trading Range (5)                                    $14.70       $24.39      $50.11

      Transaction Value                                                --       $33.43          --

      Notes:

      (1) A 30% private company discount has been applied.

      (2) Represents value of the transaction based on range of LTM Revenue multiples of derived from prior transactions each valued at less than $50 million.

      (3) Based on the information from the June 30, 2001 balance sheet provided by ELBOW.

      (4) Not a relevant measure of value due to negative free cash flow until late 2003.

      (5) Mean stock price is the average common stock price over the last 52 week period.

          NMF = Not Meaningful


                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 21
          Confidential Materials - Prepared for ELBOW Special Committee

PRELIMINARY COMPARATIVE VALUATION
PEER GROUP ANALYSIS

                                    22-OCT-01      52 WEEK         SHARES            EPS
                                    ------------------------------------------------------------     MARKET    ENTERPRISE    CASH
COMPANY                                CLOSE     HIGH      LOW       OUT.      CY01E      CY02E        CAP        VALUE     ST INV.
-----------------------------------------------------------------------------------------------------------------------------------
                                        $s        $s        $s        MM        $s         $s         $MM         $MM         $MM

-----------------------------------------------------------------------------------------------------------------------------------
Broadvision, Inc.#                    $ 1.65    $37.13    $ 0.68     273.4    $(0.68)    $(0.15)    $  451.1    $  269.3    $  186
Blue Martini Software                 $ 1.16    $43.25    $ 0.70      63.5    $(0.82)    $(0.15)    $   73.7    $   19.3    $   55
Descartes Systems Group, Inc. (1)     $ 5.39    $47.36    $ 3.81      44.0    $(0.07)    $ 0.33     $  237.2    $  224.4    $   88
E.Piphany, Inc.#                      $ 6.11    $68.25    $ 3.39      70.6    $(1.01)    $(0.07)    $  431.2    $   94.2    $  338
Exchange Applications, Inc. #         $ 0.26    $ 6.06    $ 0.12        34    $(0.55)    $(0.07)    $    8.9    $   32.0    $    5
EXE Technologies, Inc.                $ 1.99    $19.13    $ 1.76      45.3    $(0.16)    $ 0.07     $   90.0    $   52.8    $   37
Fair, Isaac and Company (2)           $49.58    $69.90    $25.46      22.4    $ 2.04         NA     $1,109.9    $1,073.4    $   37
Fundtech Ltd.                         $ 4.91    $23.13    $ 4.50      14.2    $(0.51)    $ 0.19     $   69.7    $   14.3    $   55
HNC Software                          $19.59    $35.38    $14.00      35.3    $ 0.48     $ 0.70     $  690.6    $  380.0    $  311
JDA Software                          $15.75    $22.94    $ 7.19      24.8    $ 0.57     $ 0.66     $  391.3    $  333.8    $   57
J.D. Edwards & Co. (3)                $ 6.96    $29.50    $ 6.00     114.0    $(0.09)        NA     $  793.6    $  625.0    $  169
Kana Software Inc. #                  $ 0.92    $29.38    $ 0.35     180.9    $(0.63)    $ 0.02     $  166.4    $  105.2    $   63
Manhattan Associates, Inc.            $30.58    $75.25    $10.13      27.3    $ 0.71     $ 0.89     $  834.9    $  748.4    $   94
Pegasystems Inc.                      $ 2.50    $ 6.44    $ 1.81      32.7    $ 0.17     $ 0.20     $   81.7    $   57.1    $   25
Radiant Systems, Inc.                 $ 5.87    $24.50    $ 5.05      27.9    $(0.03)    $ 0.18     $  164.0    $  128.7    $   37
Retek Inc.                            $18.56    $48.00    $11.45      50.7    $ 0.08     $ 0.42     $  941.2    $  866.2    $   75
SS&C Technologies                     $ 5.40    $ 7.50    $ 3.94      15.0        NA         NA     $   81.0    $   20.7    $   60
SVI Solutions                         $ 0.73    $ 4.89    $ 0.56      37.9        NA         NA     $   27.7    $   47.4    $    1
Transaction Systems Architects (2)    $10.14    $17.13    $ 5.69      36.7    $ 0.25         NA     $  371.9    $  356.8    $   32
Travelocity.com                       $17.55    $38.79    $ 8.75      17.2    $ 0.28     $ 0.58     $  301.4    $  194.3    $  107

                                                                              -----------------------------------------------------
                                                                      MEAN:   $ 0.00     $ 0.25     $  365.9     $  282.2   $   92
                                                                       MAX:   $ 2.04     $ 0.89     $1,109.9     $1,073.4   $  338
                                                                       MIN:   $(1.01)    $(0.15)    $    8.9     $   14.3   $    1
                                                             STRIPPED MEAN:   $(0.06)    $ 0.23     $  344.4     $  253.1   $   83
                                                                              -----------------------------------------------------

ELBOW                                 $ 1.51    $ 4.05    $ 1.19      12.4    $(0.55)        NA     $   18.7     $  (19.1)   $  38

                                                                                                     GIVEN THE UNUSUAL ENVIRONMENT,
                                                                                                    MARKET CAP TO REVENUE IS A MORE
                                                                                                  APPROPRIATE METRIC THAN ENTERPRISE
                                                                                                             VALUE TO REVENUE


                                                 REV.      REV.      REV.        MARKET CAP. / REV.
                                      TOTAL      -----------------------------------------------------
COMPANY                                DEBT      LTM      2001E     2002E      LTM     2001E    2002E
------------------------------------------------------------------------------------------------------
                                       $MM       $MM       $MM       $MM        x        x        x

------------------------------------------------------------------------------------------------------
Broadvision, Inc.#                    $    4    $405.6    $244.7        NA     1.1x     1.8x      NA
Blue Martini Software                 $    0    $ 84.7    $ 64.8    $ 83.6     0.9x     1.1x     0.9x
Descartes Systems Group, Inc. (1)     $   75    $ 81.7    $ 86.1    $101.3     2.9x     2.8x     2.3x
E.Piphany, Inc.#                      $    1    $146.9    $136.0    $169.0     2.9x     3.2x     2.6x
Exchange Applications, Inc. #         $   28    $ 53.3    $ 50.0    $ 61.0     0.2x     0.2x     0.1x
EXE Technologies, Inc.                $    0    $116.7    $100.2    $102.2     0.8x     0.9x     0.9x
Fair, Isaac and Company (2)           $    0    $320.9    $345.8        NA     3.5x     3.2x      NA
Fundtech Ltd.                         $    0    $ 50.2    $ 46.7    $ 53.5     1.4x     1.5x     1.3x
HNC Software                          $    0    $262.6    $238.0    $276.5     2.6x     2.9x     2.5x
JDA Software                          $    0    $189.4    $197.3    $221.3     2.1x     2.0x     1.8x
J.D. Edwards & Co. (3)                $    0    $915.7    $870.5        NA     0.9x     0.9x      NA
Kana Software Inc. #                  $    2    $ 90.7    $114.7    $ 97.9     1.8x     1.5x     1.7x
Manhattan Associates, Inc.            $    8    $147.0    $150.1    $179.8     5.7x     5.6x     4.6x
Pegasystems Inc.                      $    0    $ 87.2    $ 87.0        NA     0.9x     0.9x      NA
Radiant Systems, Inc.                 $    2    $135.8    $131.9    $152.5     1.2x     1.2x     1.1x
Retek Inc.                            $    0    $160.2    $182.3    $255.1     5.9x     5.2x     3.7x
SS&C Technologies                     $    0    $ 56.6        NA        NA     1.4x      NA       NA
SVI Solutions                         $   21    $ 29.5        NA        NA     0.9x      NA       NA
Transaction Systems Architects (2)    $   17    $307.0        NA        NA     1.2x      NA       NA
Travelocity.com                       $    0    $299.1    $317.2    $378.9     1.0x     1.0x     0.8x

                                     -----------------------------------------------------------------
                             MEAN:    $    8    $197.0    $197.8    $164.1     2.0x     2.1x     1.9x
                              MAX:    $   75    $915.7    $870.5    $378.9     5.9x     5.6x     4.6x
                              MIN:    $    0    $ 29.5    $ 46.7    $ 53.5     0.2x     0.2x     0.1x
                    STRIPPED MEAN:    $    5    $166.4    $163.1    $154.6     1.8x     2.0x     1.8x
                                     -----------------------------------------------------------------

ELBOW                                 $    0    $ 36.8    $ 27.5        NA     0.5x     0.7x      NA


LTM - Latest Twelve Months; CY - Calendar Year; NA - Not Available; NMF - Not Meaningful
#  Denotes AH&H research coverage
Company information based on Bloomberg and actual company filings. Earnings per share estimates are based on First Call Consensus and I/B/E/S estimates
(1) EPS estimates reflect a January fiscal year end.
(2) EPS estimates reflect a September fiscal year end.
(3) EPS estimates reflect a October fiscal year end.

     WHILE ALL OF THESE COMPANIES ARE STRATEGICALLY RELEVANT, MANY OF THEM
      CANNOT BE CONSIDERED TRULY COMPARABLE, DUE TO SIZE AND/OR MATURITY.



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 22
          Confidential Materials - Prepared for ELBOW Special Committee

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS

                                    22-OCT-01      52 WEEK         SHARES            EPS
                                    ------------------------------------------------------------     MARKET    ENTERPRISE    CASH
COMPANY                                CLOSE     HIGH      LOW       OUT.      CY01E      CY02E        CAP        VALUE     ST INV.
-----------------------------------------------------------------------------------------------------------------------------------
                                        $s        $s        $s        MM        $s         $s         $MM         $MM         $MM

-----------------------------------------------------------------------------------------------------------------------------------
Blue Martini Software                 $ 1.16    $43.25    $ 0.70      63.5    $(0.82)    $(0.15)    $   73.7    $   19.3    $ 54.7
Exchange Applications, Inc. #         $ 0.26    $ 6.06    $ 0.12        34    $(0.55)    $(0.07)    $    8.9    $   32.0    $  5.0
EXE Technologies, Inc.                $ 1.99    $19.13    $ 1.76      45.3    $(0.16)    $ 0.07     $   90.2    $   53.1    $ 37.2
Fundtech Ltd.                         $ 4.91    $23.13    $ 4.50      14.2    $(0.51)    $ 0.19     $   69.7    $   14.3    $ 55.5
Kana Software Inc. #                  $ 0.92    $29.38    $ 0.35     180.9    $(0.63)    $ 0.02     $  166.4    $  105.2    $ 62.9
Pegasystems Inc.                      $ 2.50    $ 6.44    $ 1.81      32.7    $ 0.17     $ 0.20     $   81.7    $   57.1    $ 24.6
Radiant Systems, Inc.                 $ 5.87    $24.50    $ 5.05      27.9    $(0.03)    $ 0.18     $  164.0    $  128.7    $ 37.3
SS&C Technologies                     $ 5.40    $ 7.50    $ 3.94      15.0        NA         NA     $   81.0    $   20.7    $ 60.3
SVI Solutions (1)                     $ 0.73    $ 4.89    $ 0.56      37.9        NA         NA     $   27.7    $   47.4    $  1.3


                                                                              -----------------------------------------------------
                                                                      MEAN:   $(0.36)    $ 0.06     $   84.8    $   53.1    $ 37.6
                                                                       MAX:   $ 0.17     $ 0.20     $  166.4    $  128.7    $ 62.9
                                                                       MIN:   $(0.82)    $(0.15)    $    8.9    $   14.3    $  1.3
                                                             STRIPPED MEAN:   $(0.38)    $ 0.08     $   84.0    $   47.8    $ 39.2
                                                                              -----------------------------------------------------

ELBOW                                 $ 1.51    $ 4.05    $ 1.19      12.4    $(0.55)        NA     $   18.7    $  (19.1)   $ 37.8

                                                                                                     AGAIN, GIVEN THE UNUSUAL
                                                                                                   ENVIRONMENT,  MARKET CAP TO
                                                                                                  REVENUE IS A MORE APPROPRIATE
                                                                                             METRIC THAN ENTERPRISE VALUE TO REVENUE

                                                 REV.      REV.      REV.        MARKET CAP. / REV.
                                      TOTAL      ------------------------------------------------------
COMPANY                                DEBT      LTM      2001E     2002E      LTM     2001E    2002E
-------------------------------------------------------------------------------------------------------
                                       $MM       $MM       $MM       $MM        x        x        x

-------------------------------------------------------------------------------------------------------
Blue Martini Software                   $  0.3    $ 84.7    $ 64.8    $ 83.6     0.9x     1.1x     0.9x
Exchange Applications, Inc. #           $ 28.2    $ 53.3    $ 50.0    $ 61.0     0.2x     0.2x     0.1x
EXE Technologies, Inc.                  $  0.0    $116.7    $100.2    $102.2     0.8x     0.9x     0.9x
Fundtech Ltd.                           $  0.0    $ 50.2    $ 46.7    $ 53.5     1.4x     1.5x     1.3x
Kana Software Inc. #                    $  1.8    $ 90.7    $114.7    $ 97.9     1.8x     1.5x     1.7x
Pegasystems Inc.                        $  0.0    $ 87.2    $ 87.0        NA     0.9x     0.9x      NA
Radiant Systems, Inc.                   $  2.0    $135.8    $131.9    $152.5     1.2x     1.2x     1.1x
SS&C Technologies                       $  0.0    $ 56.6    $ 59.5        NA     1.4x     1.4x      NA
SVI Solutions (1)                       $ 21.0    $ 29.5        NA        NA     0.9x      NA       NA


                                      -----------------------------------------------------------------
                               MEAN:    $  5.9    $ 78.3    $ 81.8    $ 91.8     1.1x     1.1x     1.0x
                                MAX:    $ 28.2    $135.8    $131.9    $152.5     1.8x     1.5x     1.7x
                                MIN:    $  0.0    $ 29.5    $ 46.7    $ 53.5     0.2x     0.2x     0.1x
                      STRIPPED MEAN:    $  3.6    $ 77.1    $ 79.4    $ 86.2     1.1x     1.2x     1.0x
                                      -----------------------------------------------------------------

ELBOW                                   $  0.0    $ 36.8    $ 27.5        NA     0.5x     0.7x      NA


LTM - Latest Twelve Months; CY - Calendar Year; NA - Not Available; NMF - Not Meaningful
# Denotes AH&H research coverage
Company information based on Bloomberg and actual company filings. Earnings per share estimates are based on First Call Consensus estimates
(2) EPS estimates reflect a March fiscal year end.


   THIS GROUP OF PEER COMPANIES SHOULD BE CONSIDERED THE MOST RELEVANT, AS THE STRATEGIC FOCUS AND SIZE OF EACH OF THESE NAMES CAN BE CONSIDERED MORE CLOSELY
                             COMPARABLE WITH ELBOW.



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 23
          Confidential Materials - Prepared for ELBOW Special Committee

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS

---------------------         ---------------------        ----------------------
  MARKET CAP. (MM)             ENTERPRISE VAL. (MM)            2001E REVENUE
---------------------         ---------------------        ----------------------
KANA             $166         RADS             $129        RADS              $132
RADS             $164         KANA             $105        KANA              $115
EXEE             $ 90         PEGA             $ 57        EXEE              $100
PEGA             $ 82         EXEE             $ 53        PEGA              $ 87
SSNC             $ 81         SVI              $ 47        BLUE              $ 65
BLUE             $ 74         EXAP             $ 32        SSNC              $ 60
FNDT             $ 70         SSNC             $ 21        EXAP              $ 50
SVI              $ 28         BLUE             $ 19        FNDT              $ 47
---------------------         FNDT             $ 14        ----------------------
ELBOW            $ 19                                      ELBOW             $ 27
---------------------         ---------------------        ----------------------
EXAP             $  9         ELBOW            $(19)       SVI                 NA
---------------------         ---------------------        ----------------------
MEAN             $ 78         MEAN             $ 46        MEAN              $ 76
STRIPPED MEAN:   $ 76         STRIPPED MEAN:   $ 44        STRIPPED MEAN:    $ 75
---------------------         ---------------------        ----------------------



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 24
          Confidential Materials - Prepared for ELBOW Special Committee

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS


    MARKET CAP./LTM REV.          MARKET CAP./2001E REV.       MARKET CAP./2002E REV.
    ---------------------         ----------------------       ----------------------
    KANA             1.8x         FNDT             1.5x        KANA              1.7x
    SSNC             1.4x         KANA             1.5x        FNDT              1.3x
    FNDT             1.4x         SSNC             1.4x        RADS              1.1x
    RADS             1.2x         RADS             1.2x        EXEE              0.9x
    SVI              0.9x         BLUE             1.1x        BLUE              0.9x
    PEGA             0.9x         PEGA             0.9x        EXAP              0.1x
                                                               ----------------------
    BLUE             0.9x         EXEE             0.9x        ELBOW               NA
                                  ---------------------        ----------------------
    EXEE             0.8x         ELBOW            0.7X        PEGA                NA
    ---------------------         ---------------------
    ELBOW            0.5X         EXAP             0.2x        SSNC                NA
    ---------------------
    EXAP             0.2x         SVI                NA        SVI                 NA
    ---------------------         ---------------------        ----------------------
    MEAN             1.0x         MEAN             1.2x        MEAN              1.0x
    STRIPPED MEAN:   1.0x         STRIPPED MEAN:   1.2x        STRIPPED MEAN:    1.0x
    ---------------------         ---------------------        ----------------------



                                                                    CONFIDENTIAL
[adams, harkness & hill LOGO]                                   October 24, 2001
                                                                         Page 25
          Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
SELECTED PRECEDENT TRANSACTION ANALYSIS


TARGET NAME                      TARGET DESCRIPTION                                   ACQUIRER NAME
-----------                      ------------------                                   -------------
Nortel CRM Division, Clarify     Global provider of enterprise business solutions     Amdocs Limited


nQuire Software                  Supplier of platform software which provides         Siebel Systems
                                 Internet-based information about and
                                 throughout the business value chain.

eShare Communications, Inc.      Provider of integrated customer interaction          Divine, Inc.
                                 management solutions

Remedy, Corp.                    Develops help-desk applications for smaller          Peregrine Systems, Inc.
                                 businesses

Broadbase Software               Provides intelligent customer interaction            Kana Communications, Inc
                                 solutions

Brightware                       Developer of electronic mail and Webform             Fire Pond
                                 response software

WebTrends Corp.                  Provider of Visitor Relationship Management          NetIQ Corp.
                                 and e-Business Intelligence solutions

PrimeResponse, Inc.              A Business-to-Consumer relationship marketing        Chordiant Software
                                 firm

e-ChaRM India Pvt Ltd.           Supplier of hospital management systems              Aremisoft Corp.


Digital Archeology Corp.         Provider of advanced analytics for e-business        Delano Technology


NetCreations, Inc. (1)           Provides e-mail marketing services                   DoubleClick, Inc.

AtPlan, Inc.                     Provider of online market research planning          DoubleClick, Inc.
                                 systems

Servicesoft, Inc                 Provider of Internet customer service software       Broadbase Software, Inc


Janna Systems, Inc.              e-Business solution provider for institutional       Siebel Systems
                                 finance customers

Pilot Software, Inc.             Provider of solutions that include platform          Accrue Software
                                 technology, services, and focused applications

OnLink Technologies              Provider of eCommerce sales, marketing and           Siebel Systems, Inc.
                                 service applications

MediaBridge Technologies, Inc.   Provides a suite of products that help in the        Engage Technologies
                                 design and production of printed materials
                                 and Web con

Baan Company, N.V.               Global provider of enterprise business solutions     Invensys


Inference                        Develops, markets, and supports one-to-one           eGain
                                 sales, service, and support solutions over the
                                 Web

                                                                                   DATE                              TRANSACTION
TARGET NAME                    ACQUIRER DESCRIPTION                              ANNOUNCED      TRANSACTION TYPE        VALUE
-----------                    --------------------                              ---------      ----------------     -----------
Nortel CRM Division, Clarify   Provider of software products and services to      10/4/01            Cash               $200
                               major communications companies around the

nQuire Software                Siebel Systems, Inc. is a provider of eBusiness    10/1/01             NA               Pending
                               applications software.


eShare Communications, Inc.    Provides a combination of Web-based                07/09/01           Stock               $85
                               technology services and managed applications

Remedy, Corp.                  Provider of software and services designed to      06/11/01      Approx: 27% cash/      $1,267
                               reduce the frictional cost of doing business                        73% stock

Broadbase Software             Provides software that brings intelligence and     04/09/01           Stock              $207
                               automation to marketing operations

Brightware                     Creates intelligent selling and online customer    01/30/01      Approx: 40% cash/       $23
                               service software                                                    60% stock

WebTrends Corp.                Provider of eBusiness infrastructures              01/17/01           Stock             $1,029
                               management software

PrimeResponse, Inc.            Provides software for customer marketing, sales,   01/08/01           Stock              $65
                               customer support, and services

e-ChaRM India Pvt Ltd.         Maker of software for healthcare, hospitality,     12/06/00           Cash               $11
                               manufacturing and construction

Digital Archeology Corp.       Provider of interaction-based e-business           10/16/00      Approx: 20% cash/       $99
                               solutions for the enterprise                                        80% stock

NetCreations, Inc. (1)         Provider of digital marketing infrastructure       10/03/00           Cash              $221

AtPlan, Inc.                   Provider of digital marketing infrastructure       09/25/00      Approx: 20% cash/      $101
                                                                                                   80% stock

Servicesoft, Inc               Provides intelligent customer interaction          09/18/00           Stock             $662
                               solutions

Janna Systems, Inc.            Supplier of eBusiness application software         09/11/00           Stock             $984


Pilot Software, Inc.           Provides internet data collection and analysis     08/10/00           Stock              $30
                               software.

OnLink Technologies            Provider of e-Business applications, including     08/07/00           Stock             $609
                               sales, marketing, and service

MediaBridge Technologies, Inc. Provides online marketing solutions                06/12/00           Stock             $271



Baan Company, N.V.             Operates an international electronics and          05/31/00           Cash              $869
                               engineering group with software systems

Inference                      Provides customer service infrastructure           03/15/00           Stock              $99
                               solutions for companies involved in e-commerce

                                                                                                      Mean:            $379
                                                                                                    Median:            $203
                                                                                       Mean Exc. Min & Max:            $347

                                                  TARGET LTM         VALUE/ LTM
TARGET NAME                                         REVENUE            REVENUE
-----------                                       ----------         ----------
Nortel CRM Division, Clarify                          NA                 NA


nQuire Software                                       NA                 NA



eShare Communications, Inc.                           $83               1.0x


Remedy, Corp.                                        $287               4.4x


Broadbase Software                                    $55               3.8x


Brightware                                            $10               2.2x


WebTrends Corp.                                       $61               16.8x


PrimeResponse, Inc.                                   $31               2.1x


e-ChaRM India Pvt Ltd.                                 $3               3.2x


Digital Archeology Corp.                               $1               78.2x


NetCreations, Inc. (1)                                $55               4.0x

AtPlan, Inc.                                          $12               8.3x


Servicesoft, Inc                                      $21               30.8x


Janna Systems, Inc.                                   $19               51.3x


Pilot Software, Inc.                                  $15               2.0x


OnLink Technologies                                    NA                NA


MediaBridge Technologies, Inc.                        $18               15.2x



Baan Company, N.V.                                    $565              1.5x


Inference                                             $23               4.4x


                                                      $79               14.3x
                                                      $22                4.2x
                                                      $50               10.7x


Notes:
(1)      The Net Creations/DoubleClick deal was canceled on December 21, 2000.


                                                                   CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                        Page 26
         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
ASSET VALUE/LIQUIDATION ANALYSIS

                                              BOOK                                 \              LIQUIDATION
                                             VALUE          ------------------------                 VALUE
                                             ($MM)                                 /                 ($MM)
       Cash & Equivalents:                   $37.77                                                 $37.77
       Accounts Receivable:                   $3.40                  Valued at 50%                   $1.70
       Prepaid Expenses:                      $0.78                    De Minimus                    $0.00
       Inventory:                             $0.19                    De Minimus                    $0.00
       Deferred Income Taxes:                 $0.60                    De Minimus                    $0.00
       Property & Equipment:                  $2.77                  Valued at 30%                   $0.83
       Other Assets:                          $1.48                    De Minimus                    $0.00
       Intangible Assets:                                    Marked to 50% of Acquisition Cost       $2.49

                    Total                    $46.98                                                 $42.79
Minus:
       Accounts Payable:                      $3.79                  Valued at 100%                  $3.79
       Deferred Revenues:                     $1.70                  Valued at 90%                   $1.53
       Capital Lease Obligations:             $0.30                  Valued at 100%                  $0.30

                    Total                     $5.79                                                  $5.62
Minus:
       Transaction Fees: Legal                                                                       $1.00
       Transaction Fees: Banking                                                                     $0.35
       Filing, Printing & Mailing                                                                    $0.20
       Miscellaneous Costs                                                                           $0.10
       Severance                                                                                     $3.00

                    Total                                                                            $4.65
Plus:
       Proceeds from Sale of Support                                                                 $3.39

TOTAL                                                                                               $35.91

Assumed Shares Outstanding (MMs)                                                                     12.38
                                                                                                    ------
TOTAL PER SHARE                                                                                      $2.90
                                                                                                    ------

Notes:

(1) AH&H did not conduct a physical inspection or valuation of ELBOW assets. Analysis performed is based on data by ELBOW from its Balance Sheet dated June 30, 2001.

(2)      No tax impact considered in this analysis.

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 27

         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
PRELIMINARY "EQUITABLE DISTRIBUTION" ANALYSIS

Total Shares O/S                      12,381,122
Current Share Price                $        1.51
                                   -------------
Market Capitalization              $  18,695,494

Smith Shares                           2,185,625
Gardner Shares                         2,160,625
                                   -------------
  Subtotal                             4,346,250

Net Shares for Tender                  8,034,872
                                   -------------

Proposed Tender Price              $        2.70
                                   -------------

Gross Tender                          21,694,154

Implied Premium to Market                   78.8%

Implied Cash Per Share             $        3.05
Implied Discount to Cash                   -11.5%

Assumed Cash Balance (1)           $  37,769,000
Legal Fees                         $   1,000,000
Banking Fees                       $     350,000
Filing, Printing & Mailing         $     200,000
Miscellaneous Costs                $     100,000
Severance (2)                      $   3,000,000
                                   -------------
Net Cash Balance                   $  33,119,000

                                   -------------

Net Cash Balance Per Share         $        2.67
                                   -------------

                Represents cash per share of NEWCO with SHOULDER
                          holding 100% of NEWCO shares

Post Tender Cash for Newco         $  11,424,846

                                   -------------

S&G "Cash Per Share"               $        2.63
                                   -------------

                      Represents target "breakeven" between
                        SHOULDER and public shareholders

Notes:

(1)      as of the June 30, 2001 financial statements

(2)      Assumes 300 employees at $10,000 per employee


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 28

         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
REVIEW OF "MARKET CHECK" CONDUCTED BY AH&H

     AH&H UNDERTOOK AN EXTENSIVE MARKET CHECK TO ASSESS THE LIKELIHOOD THAT ANOTHER PARTY WOULD BE INTERESTED IN ACQUIRING OR MERGING WITH ELBOW. GIVEN THE
     INTEGRATION COSTS ASSOCIATED WITH THE CONVERSION OF ELBOW'S CODE FROM COBOL, MOST PROSPECTIVE ACQUIRERS FELT THAT THE COSTS ASSOCIATED WITH THE
       TECHNOLOGY OUTWEIGHED THE GAIN IN CUSTOMERS OR MARKET PENETRATION. FURTHER, MANY OF THE COMPANIES CONTACTED WERE IN POOR FINANCIAL HEALTH
   THEMSELVES AND SUFFERING FROM MANY OF THE MARKET-RELATED WOES AS IS ELBOW.

-        SUMMARY OF MARKET CHECK

-        14 public companies and three private companies contacted

            -  Special Committee approved names and process followed

- Only one public company expressed any material interest, but was constrained in its ability to proceed due to its own financial distress

            - AH&H concluded this particular company was not a viable partner/buyer

- The private company continues to express interest to AH&H, but we do not believe this company has the economic means to complete an acquisition (even if it ultimately uses ELBOW's cash)

- Generally the response echoed that of "Public Company A": "Attracted to installed base and web retailing model, but no interest in COBOL. Could not justify investment in COBOL infrastructure, only to replace with company's own J2EE platform, for which little of the ELBOW platform could be reused." (from AH&H contact log)


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 29

         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
ADDITIONAL VALUATION CONSIDERATIONS SPECIFIC TO ELBOW

       ANY VALUATION CONCLUSION MUST BE APPROPRIATELY MODIFIED TO ACCOUNT
            FOR ADDITIONAL VALUATION CONSIDERATIONS SPECIFIC TO ELBOW

- BASED ON DISCUSSIONS WITH ELBOW OFFICERS & DIRECTORS, THE FINANCIAL PROJECTIONS PROVIDED BY ELBOW MANAGEMENT, THE MINUTES FROM RECENT ELBOW BOARD OF DIRECTORS MEETINGS, AND VARIOUS OTHER SOURCES, WE OFFER THE FOLLOWING OBSERVATIONS AFFECTING VALUATION:

- ELBOW management estimates that it would take two years to rearchitect the back-end platform away from the COBOL-based system

- A significant number of customers are at risk of not renewing contracts as seen with a 6% customer attrition rate in 2001 and a 7% customer attrition rate in 2000

- Prior market test in April 2001 did not find significant interest in an acquisition

-        No new customer leads materializing


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 30

         Confidential Materials - Prepared for ELBOW Special Committee

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
ADDITIONAL VALUATION CONSIDERATIONS

      IN ADDITION TO ELBOW-SPECIFIC CONSIDERATIONS, THE EXTREMELY DIFFICULT
           FUNDING/OPERATING ENVIRONMENT OF RECENT MONTHS MUST ALSO BE
                               TAKEN INTO ACCOUNT

-        At least 642 Internet companies have shut down since January 2000(1)

- There were 38 closings of Internet companies in August 2001 as opposed to 10 in August 2000(1)

- In Q2 2001, $8.2 billion of venture capital was invested in companies, 21% less than the Q1 2001 figure of $10.4 billion(2)

- The number of companies receiving venture financing is down 11%, dropping to 669 companies in Q2 2001(1)

- Funding for internet-related companies decreased $5.7 billion, a drop of 28%, from the prior quarter(2)

Notes:
(1)      Statistics from Webmergers.com

(2)      PricewaterhouseCoopers MoneyTree Survey


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 31

         Confidential Materials - Prepared for ELBOW Special Committee

EXHIBIT I
VOLUME AT PRICE HISTOGRAMS

VOLUME AT PRICE HISTOGRAMS


                 HISTOGRAMS ONLY IMPLY A PARTICULAR BASIS RANGE
               FOR SHAREHOLDERS AND DO NOT INCORPORATE QUALITATIVE
                   ANALYSIS. NEVERTHELESS, THEY DO, IN CERTAIN
            CIRCUMSTANCES, ALLOW FOR AN INFERENCE OF THAT PRICE LEVEL
                AT WHICH A SIMPLE MAJORITY* OF SHAREHOLDERS WOULD
                          REALIZE SOME INVESTMENT GAIN.

[* DELAWARE COMPANIES REQUIRE A SIMPLE MAJORITY FOR APPROVAL OF A MERGER.]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 33

         Confidential Materials - Prepared for ELBOW Special Committee

VOLUME AT PRICE HISTOGRAMS - ONE YEAR


                                    [CHART]

                                    $1.20 -      $1.60 -     $2.00 -     $2.40 -     $2.80 -      $3.20 -      $3.60 -
                                    $1.60        $2.00       $2.40       $2.80       $3.20        $3.60        $4.00
Trading Volume as %
of Volume Traded                    22.5%        30.4%         5.1%       21.9%        11.1%         8.1%        0.9%
Cumulative Volume as %
of Volume Traded                    22.5%        52.9%        58.0%       79.9%        91.1%        99.1%      100.0%
Trading Volume as %
of Total Shares Outstanding         24.5%        33.1%         5.6%       23.8%        12.1%         8.8%        1.0%
Cumulative Volume as %
of Total Shares Outstanding         24.5%        57.6%        63.2%       87.1%        99.2%       108.0%      108.9%
Trading Volume as %
of Float                            37.3%        50.4%         8.5%       36.2%        18.5%        13.4%        1.4%
Cumulative Volume as %
of Float                            37.3%        87.6%        96.2%      132.4%       150.9%       164.2%      165.7%

Source: FactSet and Bloomberg. Shares outstanding assumed to be 12.38 million and float assumed to be 8.14 million.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 34

         Confidential Materials - Prepared for ELBOW Special Committee

EXHIBIT II
SELECTED CAPITAL MARKETS STATISTICS

SELECTED CAPITAL MARKETS STATISTICS


          IN ADDITION TO THE VALUATION ANALYSES SHOWN IN THE PREVIOUS
             SECTION, AH&H CONDUCTED AN ANALYSIS OF CAPITAL MARKETS
         ACTIVITY. SPECIFICALLY, AH&H TRACKED THE MARKET FOR MERGERS &
              ACQUISITIONS, PUBLIC OFFERINGS, AND VENTURE CAPITAL
           INVESTMENT SINCE JANUARY 1, 2000 WITHIN GENERAL TECHNOLOGY
              INDUSTRIES AS WELL AS WITHIN THE SOFTWARE INDUSTRY.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 35

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
M&A ACTIVITY - GENERAL TECHNOLOGY* 2000 - 2001 YTD


                       M&A ACTIVITY - GENERAL TECHNOLOGY
                                2000 - 2001 YTD


                                    [CHART]


Source:  MergerStat

* General Technology category includes companies engaged in the manufacture and distribution of products or services in the communications and computers & electronics industries.

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 37

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
M&A ACTIVITY - SOFTWARE* 2000 - 2001 YTD


                            M&A ACTIVITY - SOFTWARE
                                2000 - 2001 YTD


                                    [CHART]


Source:  MergerStat

* Software category includes companies engaged primarily engaged in the manufacture and distribution of prepackaged computer software.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 38

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
INITIAL PUBLIC OFFERING ACTIVITY - GENERAL TECHNOLOGY* 2000 - 2001 YTD


           U.S. INITIAL PUBLIC OFFERING ACTIVITY - GENERAL TECHNOLOGY
                                2000 - 2001 YTD


                                    [CHART]


Source:  CommScan

* General Technology category includes companies engaged in the manufacture and distribution of products or services in the communications and computers & electronics industries.

(1) $3.6 billion Agere IPO excluded

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 39

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
INITIAL PUBLIC OFFERING ACTIVITY - SOFTWARE* 2000 - 2001 YTD


                U.S. INITIAL PUBLIC OFFERING ACTIVITY - SOFTWARE
                                2000 - 2001 YTD


                                    [CHART]


Source:  CommScan

* Software category includes companies primarily engaged in the manufacture and distribution of prepackaged computer software.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 40

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
FOLLOW-ON PUBLIC OFFERING ACTIVITY - GENERAL TECHNOLOGY*  2000 - 2001 YTD


          U.S. FOLLOW-ON PUBLIC OFFERING ACTIVITY - GENERAL TECHNOLOGY
                                2000 - 2001 YTD


                                    [CHART]


Source:  CommScan

* General Technology category includes companies engaged in the manufacture and distribution of products or services in the communications and computers & electronics industries.

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 41

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
FOLLOW-ON PUBLIC OFFERING ACTIVITY - SOFTWARE* 2000 - 2001 YTD


               U.S. FOLLOW-ON PUBLIC OFFERING ACTIVITY - SOFTWARE
                                2000 - 2001 YTD


                                    [CHART]


Source:  CommScan

* Software category includes companies primarily engaged in the manufacture and distribution of prepackaged computer software.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 42

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
VENTURE FINANCING ACTIVITY - GENERAL TECHNOLOGY* 2000 - 2001 YTD


                 VENTURE FINANCING ACTIVITY - GENERAL INTERNET
                                2000 - 2001 YTD


                                    [CHART]


Source:  VentureSource

* General Technology category includes companies engaged in internet content, electronic commerce infrastructure, ISPs, and software/DB.

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 43

         Confidential Materials - Prepared for ELBOW Special Committee

SELECTED CAPITAL MARKETS STATISTICS
VENTURE FINANCING ACTIVITY - SOFTWARE* 2000 - 2001 YTD


                     VENTURE FINANCING ACTIVITY - SOFTWARE
                                2000 - 2001 YTD


                                    [CHART]


Source:  VentureSource

* Software category includes companies primarily engaged in the manufacture and distribution of prepackaged computer software.


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                   October 24, 2001
                                                                         page 44

         Confidential Materials - Prepared for ELBOW Special Committee

EXHIBIT III
SMALL-CAP PEER GROUP PROFILES

PEER GROUP PROFILES - BLUE MARTINI SOFTWARE

                              BUSINESS DESCRIPTION

Blue Martini Software, Inc. competes in the eCRM market and provides enterprise software applications and services designed to enable companies to understand, target and interact with customers and channel partners. The Company's products' analytic capabilities are allow companies to develop insights regarding customer behavior and use these insights to provide customers with relevant products, content and offerings. Blue Martini's application suite allows companies to interact with customers and channel partners across multiple touch points, including, Websites, mobile wireless devices, cellular phones, e-mail and online marketplaces.


                                     COMMENT

BLUE reported second quarter revenues of $15.6 million, as compared to revenues of $15.0 million reported for the same period in the prior year. On a pro forma basis, Blue Martini reported a net loss of $15.8 million for the quarter, as compared to a pro forma net loss of $11.1 million for the second quarter of 2000.

Stock Price as of Oct 22:                      $       1.16
Market Capitalization:                         $   73.7 Mil
Enterprise Value:                              $   19.3 Mil
LTM (Jun) Sales:                               $   84.7 Mil
LTM (Jun) Net Income:                          $ (76.7) Mil
CY2001E Sales:                                 $   64.8 Mil
CY2001E EPS:                                   $       (.82)

                          [BLUE MARTINI SOFTWARE LOGO]


                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 46
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - EXCHANGE APPLICATIONS, INC.


                              BUSINESS DESCRIPTION

Exchange Applications, Inc. (Xchange) offers CRM software and services designed for Global 2000 and mid-sized companies. The services cover several vertical markets, including financial services, telecommunications, retail and others. It's Xchange 7 solution is comprised of five software products. Four of the products, Xchange Analytics, Xchange Campaign, Xchange Emessaging and Xchange Enact are encompassed in a suite called Xchange Dialogue and the fifth is Xchange Real Time.

                                     COMMENT

Xchange issued two 12% Senior Secured Convertible Debentures due January 10, 2005 to Insight Venture Partners in a principal amount of $7,241,307.37 and $5,000,000, respectively. In consideration for the issuance of the Convertible Debentures, (i) all of the obligations of the Company under the Company's $7,000,000 12% Bridge Promissory Note, dated June 1, 2001, issued to Insight, were terminated and (ii) the Company received $5,000,000 in cash.

Stock Price as of Oct. 22:                          $        0.26
Market Capitalization:                              $     8.9 Mil
Enterprise Value:                                   $    32.0 Mil
LTM (Jun) Sales:                                    $    53.3 Mil
LTM (Jun) Net Income:                               $ (202.8) Mil
CY2001E Sales:                                      $    49.6 Mil
CY2001E EPS:                                        $        (.55)


                                 [XCHANGE LOGO]

                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 47
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - EXE TECHNOLOGIES, INC.

                              BUSINESS DESCRIPTION:

EXE Technologies, Inc. provides fulfillment, warehousing and distribution software for e-commerce and traditional sales channels. The Company's software allows companies to manage and control the flow of inventory throughout the supply chain using the Internet and traditional communication methods. Clients use its software to reduce distribution costs, manage inventory across the supply chain and increase customer loyalty and satisfaction. EXE provides global service and support for its software from established facilities throughout the world.

                                     COMMENT

EXE announced the appointment of Richard Lackey as its chief technology officer. Lackey brings more than 20 years of commercial software experience. Prior to EXE, he served as co-founder, vice president engineering and chief technology officer at RoamingCloud. Lackey has held senior management and/or CTO positions for Brio Technology, SQRIBE Technologies, Enterworks, and Compuware EcoSystems.


Stock Price as of Oct. 22:                          $       1.99
Market Capitalization:                              $   90.0 Mil
Enterprise Value:                                   $   52.8 Mil
LTM (Jun) Sales:                                    $  116.7 Mil
LTM (Jun) Net Income:                               $ (16.6) Mil
CY2001E Sales:                                      $  100.2 Mil
CY2001E EPS:                                        $       (.16)

                             [EXE TECHNOLOGIES LOGO]


                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 48
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - FUNDTECH


                              BUSINESS DESCRIPTION:

Fundtech is a provider of software solutions that enable businesses and their banks to process payments electronically, transfer funds and manage cash positions. Fundtech's client/server web-enabled software products automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time. Fundtech's products and related services are designed to integrate all elements of the electronic payments cycle, including electronic funds transfer, cash and treasury management.

                                     COMMENT

Michael Carus, Executive Vice President, Chief Operating Officer and Chief Financial Officer, recently resigned to become the COO and CFO of a leading international venture capital firm. Oz Cohen, Fundtech's Vice President of Business Development, has been named Acting Chief Financial Officer and will assume responsibility for the Company's finance, legal, and human resources functions.

Stock Price as of Oct. 22:                          $       4.91
Market Capitalization:                              $   69.7 Mil
Enterprise Value:                                   $   14.3 Mil
LTM (Jun) Sales:                                    $   50.2 Mil
LTM (Jun) Net Income:                               $ (5.58) Mil
CY2001E Sales:                                      $   46.7 Mil
CY2001E EPS:                                        $       (.51)

                                     [LOGO]



                                    [CHART]
                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 49
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - KANA SOFTWARE


                              BUSINESS DESCRIPTION

KANA provides software solutions that help bring intelligence and automation to service and marketing operations to better manage customer and partner relationships. KANA provides a suite of Web-architected J2EE and COM applications designed to scale and adapt with businesses as they grow. KANA's e-business applications enable customers to do business when, where, and how they want, whether that means Web contact, Web collaboration, e-mail, or telephone. The Company's goal is to increase interactions and improve customer experiences while decreasing costs in Contact Centers and Marketing Departments.

                                     COMMENT

KANA and Sightward, Inc., a predictive analytics technology company, announced a strategic partnership to integrate Sightward's prediction technology and KANA's eCRM software. Through this new offering, companies will be able to predict the results of a marketing campaign before it occurs, leading to more effective management and cost savings as it relates to marketing campaign initiatives and expenditures.

Stock Price as of Oct. 22:                    $         0.92
Market Capitalization:                        $    166.4 Mil
Enterprise Value:                             $    105.2 Mil
LTM (Sep) Sales:                              $     90.7 Mil
LTM (Sep) Net Income:                         $ (3350.0) Mil
CY2001E Sales:                                $    114.7 Mil
CY2001E EPS:                                  $         (.63)

                                  [KANA LOGO]


                                    [CHART]

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 50
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - PEGASYSTEMS INC


                              BUSINESS DESCRIPTION:

Pegasystems Inc. is a provider of Customer Relationship Management (CRM) software that enables transaction-intensive organizations to manage a broad array of customer interactions. The Company's customers represent a range of industries including banking and financial services, insurance, healthcare, and telecommunications. The Company's product offerings fall into three categories:
CRM solutions, business rules technology, and private label products.

                                     COMMENT

Pegasystems announced that Christopher J. Sullivan has been named treasurer, Senior Vice President and Chief Financial Officer. James O'Halloran will retire as CFO, consistent with plans he expressed last year, and will maintain his role on the company's Board of Directors. O'Halloran will remain with the company through August to assist with a smooth and complete transition.

Stock Price as of Oct. 22:                           $      2.50
Market Capitalization:                               $  81.7 Mil
Enterprise Value:                                    $  57.1 Mil
LTM (Jun) Sales:                                     $  87.2 Mil
LTM (Jun) Net Income:                                $ (2.0) Mil
CY2001E Sales:                                       $  87.0 Mil
CY2001E EPS:                                         $      0.17

                               [PEGASYSTEMS LOGO]

                                    [CHART]

                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 51
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - RADIANT SYSTEMS, INC.


                              BUSINESS DESCRIPTION:

Radiant Systems, Inc. provides enterprise-wide technology solutions to businesses that serve the consumer. The Company offers fully integrated retail automation solutions including point of sale systems, consumer-activated ordering systems, back office management systems, headquarters-based management systems and Web-enabled decision support systems. The Company also develops and markets a variety of intelligent, Windows CE based devices that are specific to the retail industry. In addition, the Company offers professional services focusing on technical implementation, process improvement and change management.

                                     COMMENT

Radiant completed the first phase of its expansion by setting up of its new Offshore Development facility at Bangalore, India. The facility has a set up at a cost of $1 million and has a seating capacity for 100 professionals. Radiant will invest an additional $4 million over the next 4 years.


Stock Price as of Oct. 22:                          $      5.87
Market Capitalization:                              $ 164.0 Mil
Enterprise Value:                                   $ 128.7 Mil
LTM (Jun) Sales:                                    $ 135.8 Mil
LTM (Jun) Net Income:                               $   3.4 Mil
CY2001E Sales:                                      $ 131.9 Mil
CY2001E EPS:                                        $      (.03)


                                [RADIANT SYSTEMS]


                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 52
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - SS&C TECHNOLOGIES


SS&C Technologies, Inc. is a provider of client/server-based financial software solutions, Application Service Provider/Business Process Outsourcing and software-related consulting services, designed to improve the efficiency and effectiveness of investment management, actuarial and analytical functions. The Company has developed software products that provide a full range of information management and analysis, trading, accounting, reporting and compliance tools to help investment and actuarial professionals make real-time decisions and automate many operational functions in financial markets.

                                     COMMENT

SS&C authorized the continued repurchase of shares of the Company's common stock of up to $20 million, over the next year as market and business conditions warrant, in open market, negotiated, and block transactions. The Company initiated the repurchase program on May 23, 2000, pursuant to which it repurchased 1,203,219 shares for a total expenditure of $6,449,353.

Stock Price as of Oct. 22:                          $    5.40
Market Capitalization:                              $81.0 Mil
Enterprise Value:                                   $20.7 Mil
LTM (Jun) Sales:                                    $56.6 Mil
LTM (Jun) Net Income:                               $3.33 Mil
CY2001E Sales:                                             NA
CY2001E EPS:                                               NA

                                   [SS&C LOGO]

                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 53
         Confidential Materials - Prepared for ELBOW Special Committee

PEER GROUP PROFILES - SVI SOLUTIONS


                              BUSINESS DESCRIPTION:

SVI Solutions, Inc. is a global provider of multi-channel application software technology and associated services for the retail industry including enterprise, direct-to-consumer and store solutions and related training products and professional and support services. The Company's applications and services represent a full suite of offerings that provide retailers with a complete end-to-end business solution. The Company also develops and distributes PC courseware and skills assessment products for both desktop and retail applications.

                              BUSINESS DESCRIPTION:

SVI Solutions, Inc. is a global provider of multi-channel application software technology and associated services for the retail industry including enterprise, direct-to-consumer and store solutions and related training products and professional and support services. The Company's applications and services represent a full suite of offerings that provide retailers with a complete end-to-end business solution. The Company also develops and distributes PC courseware and skills assessment products for both desktop and retail applications.

Stock Price as of Oct. 22:                          $      0.73
Market Capitalization:                              $  27.7 Mil
Enterprise Value:                                   $  47.4 Mil
LTM (Jun) Sales:                                    $  29.5 Mil
LTM (Jun) Net Income:                               $(33.0) Mil
CY2001E Sales:                                               NA
CY2001E EPS:                                                 NA


                                   [SVI LOGO]

                                    [CHART]


                                                                    CONFIDENTIAL
[adams, harkness & hill logo]                                  October 24, 2001
                                                                         Page 54
         Confidential Materials - Prepared for ELBOW Special Committee